Exhibit 99.1

MURPHY OIL ANNOUNCES ANNUAL MEETING VOTING RESULTS

EL DORADO, Arkansas, May 13, 2015 – Murphy Oil Corporation (NYSE:MUR) announced today the results of voting from its Annual Meeting of Stockholders (“Annual Meeting”) held May 13, 2015 at 10:00 a.m. in El Dorado,  AR.

Four proposals were brought forward and voted on at the Annual Meeting:

1.	Election of Directors – all nominees for director have been elected with a vote greater than 95%.
2.	Advisory Vote to Approve Executive Compensation – the stockholders have approved, on an advisory basis, the compensation of the Company’s named executive officers with a 97% majority.
3.	Appointment of Independent Registered Public Accounting Firm – the appointment of KPMG LLP has been approved with a 98% majority.
4.

Approximately 53% of shares voted approved a shareholder proposal requesting that the Murphy Board of Directors adopt and present a proxy access bylaw for shareholder approval.  The Board of Directors intends to give this matter careful consideration.

For further information contact Mr. Barry Jeffery, Vice President, Investor Relations at 870-864-6501.